news release Second Quarter 2008 Results Contacts: Investors - James M. Gruskin 800/497-6329 Media - Tyler D. Gronbach 919/297-1541

R.H. DONNELLEY REPORTS STABLE REVENUE AND EBITDA — REDUCES NET DEBT BY OVER $230 MILLION

•	Completes Over $3 Billion of Debt Refinancings

•	Updates 2008 Ad Sales and Cash Flow Outlook to Reflect Softer Economy and Higher Interest

CARY, N.C., July 30, 2008 -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported second quarter 2008 net revenues of $664 million, essentially in line with the same period in the prior year. Adjusted EBITDA1 in the quarter was $366 million, also in line with last year. Adjusted free cash flow was $159 million, based on cash flow from operations of $176 million, capital expenditures of $20 million and $3 million of other adjustments. Second quarter advertising sales were $678 million, down 8.6 percent from pro forma advertising sales for the same period in the prior year. Net loss for the quarter was $339 million, reflecting a goodwill impairment charge of $660 million. Excluding the effect of goodwill impairment in the quarter, net income would have been $89 million. As of June 30, 2008, RHD’s net debt outstanding was $9,719 million, excluding the purchase accounting fair value adjustment of $95 million.

“EBITDA in the quarter was better than expected as we’ve been able to over achieve on our plans to capture efficiencies by standardizing products, processes and technologies across our entire business,” said David C. Swanson, chairman and CEO of R.H. Donnelley. “These savings were partially offset by the effect of lower ad sales, higher bad debt expense and continued investment in our interactive initiatives.”

Swanson continued, “Second quarter ad sales were weaker both sequentially and on a year over year basis due to deteriorating consumer sentiment and the impact of rising operating costs on small businesses. We are seeing the effect across all markets and products. While demand for our bundled advertising solutions through Triple Play remains strong, many advertisers currently lack the funds to invest in growing their business. We adjusted our guidance for full year 2008 ad sales to reflect this more challenging selling environment.”

Steven M. Blondy, executive vice president and CFO, added, “In addition to delivering solid EBITDA and free cash flow in the quarter, we also successfully completed over $3 billion of debt transactions that significantly reduce near-term maturities and enhance financial flexibility. The impact of these refinancings and debt repayment lowered net debt by over $230 million, reducing leverage to 6.8 times at June 30th. We’re pleased to confirm 2008 EBITDA guidance, although we’ve lowered our 2008 free cash flow outlook primarily to reflect higher interest rates following the refinancings. Both EBITDA and free cash flow will be further impacted by anticipated restructuring charges of approximately $40 million this year.”

The $660 million non-cash, pre-tax goodwill impairment charge reflects the further decline in the market value of the Company’s equity securities during the second quarter. The charge does not impact the Company’s current or future cash flow, compliance with debt covenants, tax attributes or management’s outlook for the business.

Outlook
The Company is updating full year 2008 guidance, summarized below:

•	Ad sales decline of between 7% and 8%.

•	Net revenue of at least $2.6 billion.

•	Adjusted EBITDA[2] of between $1,350 million and $1,400 million; operating loss of between $2,295 million and $2,345 million; and adjusted operating income[2] of between $860 million and $910 million.

•	Adjusted free cash flow[3] of between $475 million and $525 million and operating cash flow of between $495 million and $545 million.

•	Net debt at year end of approximately $9.5 billion, excluding the fair value adjustment of $0.1 billion.

•	Weighted average diluted shares outstanding during 2008 of approximately 70 million.

See Schedule 6 for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures.

Further important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes of this press release, which should be thoroughly reviewed. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenues, which is recognized under the deferral and amortization method.

Second Quarter Conference Call
R.H. Donnelley will host a conference call to discuss its second quarter 2008 results today at 10:00 a.m. (ET). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The pass code for the call is "RHD". Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time. The call will also be available through a Web cast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Relations" and following the instructions provided. Those unable to participate at the scheduled time may access a recorded replay by dialing 800-879-6405 (domestic) or 402-220-4745 (international). There is no pass code for the replay, which will be available through August 13, 2008. In addition, an archived version of the Web cast will be available on RHD’s Web site for up to one year from the date of the call.

1 Before the following expenses: (a) restructuring, (b) FAS 123 R and (c) restricted stock units related to the Business.com acquisition.
2 Before the following expenses: (a) a restructuring charge of approximately $40 million, (b) FAS 123 R and (c) restricted stock units related to the Business.com acquisition.
3 Before restructuring costs of approximately $40 million and restricted stock unit costs related to the Business.com acquisition.

Helping Local Businesses Reach More Customers
R.H. Donnelley's interactive offerings are essential to its Triple Play™ solution suite -- an integrated set of products and services that efficiently and effectively extend the marketing reach of local businesses. Spanning multiple media platforms -- print Yellow Pages directories, DexKnows.com™ search site and the major search engines (e.g., Yahoo!® and Google®) via the Company's Dex Search Marketing® tools -- Triple Play delivers the advertisements of local businesses to a wider set of ready-to-buy consumers.

About R.H. Donnelley
R.H. Donnelley connects businesses and consumers through its portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley's experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the Company's reliable, local business content to deliver the most relevant search results when they are seeking local goods and services. For more information, visit www.rhd.com and DexKnows.com.

Safe Harbor Provision
Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in RHD’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect RHD’s business or financial results. Such risks and other factors, which in some instances are beyond RHD’s control, include: our ability to generate sufficient cash to service our significant debt levels; our ability to comply with or obtain modifications or waivers of the financial covenants contained in our debt agreements, and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance our debt on reasonable terms and conditions as might be necessary from time to time; increasing LIBOR rates; changes in directory advertising spend and consumer usage; regulatory and judicial rulings; competition and other economic conditions; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful integration and realization of the expected benefits of acquisitions; the continued enforceability of the commercial agreements with Qwest, Embarq and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. RHD is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s next 10-Q report to be filed with the SEC may contain updates to the information included in this release.

(See attached tables)

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three months ended June 30, 2008 and 2007

Schedule 3:	Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2008 and 2007

Schedule 4:	Unaudited Condensed Consolidated Balance Sheets at June 30, 2008 and December 31, 2007

Schedule 5:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2008 and 2007

Schedule 6:	Reconciliation of Non-GAAP Measures

Schedule 7:	Statistical Measures - Advertising Sales

Schedule 8:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Schedule 2
Amounts in millions, except (loss) earnings per share

	Three Months Ended June 30,
	2008	2007
Net revenue (1)	$663.8	$667.0
Expenses (1)	309.2	318.7
Depreciation and amortization	119.5	109.2
Goodwill impairment (2)	660.2	-
Operating (loss) income	(425.1)	239.1
Interest expense, net	(236.4)	(199.0)
Gain on debt exchanges, net (3)	161.3	-
Pre-tax (loss) income	(500.2)	40.1
Tax benefit (provision)	161.3	(15.2)
Net (loss) income	$(338.9)	$24.9

(Loss) earnings per share (EPS):
Basic	$(4.93)	$0.35
Diluted	$(4.93)	$0.34
Shares used in computing EPS:
Basic	68.8	71.0
Diluted	68.8	72.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Schedule 3
Amounts in millions, except (loss) earnings per share

	Six Months Ended June 30,
	2008	2007
Net revenue (1)	$1,338.4	$1,328.3
Expenses (1)	639.5	649.0
Depreciation and amortization	237.8	212.2
Goodwill impairment (2)	3,123.9	-
Operating (loss) income	(2,662.8)	467.1
Interest expense, net	(432.2)	(400.6)
Gain on debt exchanges, net (3)	161.3	-
Pre-tax (loss) income	(2,933.7)	66.5
Tax benefit (provision)	971.7	(25.6)
Net (loss) income	$(1,962.0)	$40.9

(Loss) earnings per share (EPS):
Basic	$(28.51)	$0.58
Diluted	$(28.51)	$0.57
Shares used in computing EPS:
Basic	68.8	70.7
Diluted	68.8	72.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 4
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	June 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$82.0	$46.1
Accounts receivable, net	1,128.2	1,063.5
Deferred directory costs	198.0	183.7
Other current assets	134.6	173.9
Total current assets	1,542.8	1,467.2

Fixed assets and computer software, net	186.8	187.7
Intangible assets, net	10,962.7	11,170.5
Other non-current assets	194.1	139.4
Goodwill (2)	-	3,124.3
Total Assets	$12,886.4	$16,089.1

Liabilities and Shareholders' (Deficit) Equity
Accounts payable and accrued liabilities	$188.1	$230.7
Accrued interest	166.9	198.8
Deferred directory revenue	1,208.5	1,172.0
Current portion of long-term debt	77.0	177.2
Total current liabilities	1,640.5	1,778.7

Long-term debt	9,819.4	9,998.5
Deferred income taxes, net	1,338.9	2,288.4
Other non-current liabilities	185.7	200.8
Total liabilities	12,984.5	14,266.4

Shareholders’ (deficit) equity	(98.1)	1,822.7

Total Liabilities and Shareholders' (Deficit) Equity	$12,886.4	$16,089.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Schedule 5

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
Operating activities:	2008	2007	2008	2007
Net (loss) income	$(338.9)	$24.9	$(1,962.0)	$40.9
Goodwill impairment (2)	660.2	-	3,123.9	-
Gain on debt exchanges, net (3)	(161.3)	-	(161.3)	-
Loss on extinguishment of debt	2.2	-	2.2	-
Depreciation and amortization	119.5	109.2	237.8	212.2
Deferred income taxes	(162.5)	15.1	(974.6)	25.3
Changes in working capital	(21.8)	(6.7)	(70.9)	(17.4)
Other	78.9	28.1	81.2	53.4
Net cash provided by operating activities	176.3	170.6	276.3	314.4

Investment activities:
Additions to fixed assets and computer software	(20.2)	(24.3)	(30.3)	(37.4)
Equity investment disposition (investment)	-	-	4.3	(2.5)
Net cash used in investing activities	(20.2)	(24.3)	(26.0)	(39.9)

Financing activities:
Additional borrowings under credit facilities, net of costs	1,018.7	-	1,018.7	-
Credit facilities repayments and note repurchases	(1,099.8)	(153.5)	(1,191.2)	(347.1)
Revolver repayments	(163.8)	(164.2)	(396.2)	(390.6)
Borrowings under the Revolver	157.8	154.4	373.1	361.7
Repurchase of common stock	-	-	(6.1)	-
Debt issuance costs	(8.5)	-	(8.5)	-
(Decrease) increase in checks not yet presented for payment	(8.4)	4.6	(4.3)	(1.5)
Proceeds from option exercises	-	2.7	0.1	11.8

Net cash used in financing activities	(104.0)	(156.0)	(214.4)	(365.7)

Increase (decrease) in cash and cash equivalents	52.1	(9.7)	35.9	(91.2)

Cash and cash equivalents, beginning of period	29.9	74.7	46.1	156.2

Cash and cash equivalents, end of period	$82.0	$65.0	$82.0	$65.0

Supplemental Information:
Non-cash financing activities:
Reduction of debt from debt exchange	$(172.8)	$-	$(172.8)	$-

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6a
RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Reconciliation of net (loss) income - GAAP to EBITDA (4)

Net (loss) income - GAAP	$(338.9)	$24.9	$(1,962.0)	$40.9
Plus goodwill impairment	660.2	-	3,123.9	-
Less gain on debt exchanges	(161.3)	-	(161.3)	-
Plus tax (benefit) provision	(161.3)	15.2	(971.7)	25.6
Plus interest expense, net	236.4	199.0	432.2	400.6
Plus depreciation and amortization	119.5	109.2	237.8	212.2
EBITDA	$354.6	$348.3	$698.9	$679.3

Amortized deferred cost uplift on Dex sales contracts as of the merger date	-	7.6	-	24.6

Purchase accounting adjustments related to bad debt expense previously charged
to goodwill related to Qwest directories acquired in the Dex Media transaction	-	-	-	3.3

SFAS No. 123 R non-cash compensation expense	5.5	7.5	16.3	21.5

Restricted stock unit expense related to the Business.com acquisition	1.2	-	3.2	-

Restructuring costs	4.6	-	4.6	-

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow and free cash flow

Cash flow from operations - GAAP	$176.3	$170.6	$276.3	$314.4
Add: Restructuring costs	1.5	-	1.5	-
Add: Restricted stock unit cost related to the Business.com acquisition	1.2	-	3.5	-
Adjusted cash flow from operations	179.0	170.6	281.3	314.4
Less: Additions to fixed assets and computer software - GAAP	20.2	24.3	30.3	37.4
Adjusted free cash flow	$158.8		$251.0
Free cash flow		$146.3		$277.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Reconciliation of interest expense - GAAP to adjusted interest expense (5)

Interest expense - GAAP	$236.4	$199.0	$432.2	$400.6
Plus: Fair value adjustment due to purchase accounting	4.4	7.7	8.6	15.3
Less: Expense related to ineffective interest rate swaps as a result of the refinancings completed during the second quarter of 2008	(42.9)	-	(42.9)	-
Less: Expense related to accelerated write off of unamortized deferred financing costs as a result of the refinancings completed during the second quarter of 2008	(2.2)	-	(2.2)	-
Adjusted interest expense	$195.7	$206.7	$395.7	$415.9

	As of	As of
	June 30, 2008	December 31, 2007

Reconciliation of debt - GAAP to net debt - GAAP and net debt - excluding fair value adjustment (5) (6)

Debt - GAAP	$9,896.4	$10,175.7
Less: Cash and cash equivalents	(82.0)	(46.1)
Net debt - GAAP	9,814.4	10,129.6

Less: Fair value adjustment due to purchase accounting	(95.2)	(103.8)
Net debt - excluding fair value adjustment	$9,719.2	$10,025.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Please see Schedules 6d and 6e for reconciliations of non-GAAP figures to the most comparable GAAP measures.

	Current Full Year 2008	Previous Full Year 2008
	Outlook as of	Outlook as of
Amounts in millions, except for percentages	July 30, 2008	May 8, 2008

Year Over Year Change in Ad Sales(7)	-7% to -8%	down mid single digits

Net Revenue	at least $2,600	$2,600 - $2,700

Adjusted EBITDA*	$1,350 - $1,400	$1,350 - $1,400

Adjusted Free Cash Flow**	$475 - $525	$525 - $575

Estimated Restructuring Charge	~$40	n/a

Net Debt at Year End, Excluding the
Fair Value Adjustment	~$9,500	$9,500 - $9,600

Weighted Average Diluted Shares Outstanding	70	70

*      Before the following expenses: (a) a restructuring charge of approximately $40 million (current outlook only), (b) SFAS No. 123 R and (c) restricted stock units related to the Business.com acquisition.

** Before restructuring costs of approximately $40 million (current outlook only) and restricted stock unit costs related to theBusiness.com acquisition.

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

For purposes of reconciling non-GAAP measures used in our Full Year 2008 Outlook to their most comparable GAAP measures, we have utilized the midpoint of the range of those respective Outlook measures disclosed in the press release. This should not be interpreted to suggest that any such midpoint is more likely than any other amount within the specified range.

Current
Full Year 2008
Amounts in millions	Outlook
Reconciliation of adjusted EBITDA excluding the impairment of goodwill, SFAS No. 123 R outlook and restructuring expense outlook, to operating income - GAAP outlook

Adjusted EBITDA excluding restructuring, SFAS No. 123 R non-cash compensation and restricted stock unit expense outlook	$1,375
Less: Depreciation and amortization	(490)
Adjusted Operating Income	855

Less: Impairment of goodwill	(3,125)
Less: SFAS No. 123 R non-cash compensation expense and restricted stock unit expense related to the Business.com acquisition	(40)
Less: Restructuring expense	(40)
Operating loss - GAAP outlook	$(2,320)

Current
Full Year 2008
Amounts in millions	Outlook
Reconciliation of cash flow from operations - GAAP outlook to adjusted free cash flow outlook

Cash flow from operations - GAAP outlook	$520
Less: Additions to fixed assets and computer software	(65)
Plus: Restructuring costs	40
Plus: Restricted stock unit cost related to the Business.com acquisition	5
Adjusted free cash flow outlook	$500

Current
Full Year 2008
Amounts in billions	Outlook
Reconciliation of net debt - GAAP outlook to net debt - excluding fair value adjustment outlook

Net debt - GAAP outlook	$9.6
Less: Fair value adjustment due to purchase accounting	(0.1)
Net debt - excluding fair value adjustment outlook	$9.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6e
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

The following Full Year 2008 Outlook was originally provided in our Current Report on Form 8-K filed on February 28, 2008, which we affirmed in our Current Report on Form 8-K filed on May 8, 2008.

Previous
Full Year 2008
Amounts in millions	Outlook
Reconciliation of adjusted EBITDA excluding SFAS No. 123 R outlook to operating income - GAAP outlook

Adjusted EBITDA excluding SFAS No. 123 R non-cash compensation and restricted stock unit expense outlook	$1,375
Less: Depreciation and amortization	(490)
Less: SFAS No. 123 R non-cash compensation expense and restricted stock unit expense related to the Business.com acquisition	(40)
Operating income - GAAP outlook	$845

Previous
Full Year 2008
Amounts in millions	Outlook
Reconciliation of cash flow from operations - GAAP outlook to adjusted free cash flow outlook

Cash flow from operations - GAAP outlook	$610
Less: Additions to fixed assets and computer software	(65)
Plus: Restricted stock unit cost related to the Business.com acquisition	5
Adjusted free cash flow outlook	$550

Previous
Full Year 2008
Amounts in billions	Outlook
Reconciliation of net debt - GAAP outlook to net debt - excluding fair value adjustment outlook

Net debt - GAAP outlook	$9.6
Less: Fair value adjustment due to purchase accounting	(0.1)
Net debt - excluding fair value adjustment outlook	$9.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 7
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIOD
(unaudited)

Amounts in millions, except percentages
	Six Months Ended	Three Months Ended
	June 30, 2008	June 30	March 31	December 31	September 30

2008 Advertising sales (7)	$1,396.2	$678.3	$717.9

2007 Pro forma advertising sales				$700.3	$541.6

2007 Advertising sales disclosed in 2007 Form 10-Q's	1,476.3	729.0	747.3

2006 Advertising sales disclosed in 2006 Form 10-K and Form 10-Q's				682.6	533.9

Pro forma adjustments related to Business.com Acquisition	27.5	14.2	13.3	9.2	7.3

Adjustments primarily related to changes in publication dates	(7.8)	(1.2)	(6.6)	4.0	5.7

2007 Pro forma advertising sales	$1,496.0	$742.0	$754.0

2006 Pro forma advertising sales				$695.8	$546.9

Pro forma advertising sales percentage change over prior year period	(6.7%)	(8.6%)	(4.8%)	0.7%	(1.0%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)
Revenue with respect to print advertising, and Internet-based advertising products that are bundled with print advertising, is recognized under the deferral and amortization method, whereby revenue is initially deferred when a directory is published and recognized ratably over the directory’s life, which is typically 12 months. Revenue with respect to Internet-based services that are not bundled with print advertising, such as SEM and SEO services, is recognized as delivered or fulfilled.

Certain prior period amounts included in the unaudited condensed consolidated statement of operations have been reclassified to conform to the current period’s presentation. Beginning in the fourth quarter of 2007, we began classifying adjustments for customer claims to sales allowance, which is deducted from gross revenue to determine net revenue. In prior periods, adjustments for customer claims were included in bad debt expense. Accordingly, we have reclassified adjustments for customer claims and bad debt expense for the three and six months ended June 30, 2007 by $0.4 million and $(1.1) million, respectively, to conform to the current period’s presentation. These reclassifications had no impact on operating income or net income for the three and six months ended June 30, 2007.

(2)
We performed impairment tests as of March 31, 2008 of our goodwill and definite lived intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), respectively. The first step involved comparing the fair value of the Company with the carrying amount of our assets and liabilities, including goodwill. The fair value of the Company was determined using a market based approach, which reflects the market value of our debt and equity securities as of March 31, 2008. As a result of our testing, we determined that the Company’s fair value was less than the carrying amount of our assets and liabilities, requiring us to proceed with the second step. In the second step of the testing process, the impairment loss is determined by comparing the implied fair value of our goodwill to the recorded amount of goodwill. The implied fair value of goodwill is derived from a discounted cash flow analysis for the Company using a discount rate that results in the present value of assets and liabilities equal to the current fair value of the Company’s debt and equity securities. Based upon this analysis, we recognized a non-cash impairment charge of $2.5 billion during the three months ended March 31, 2008. Since the trading value of our equity securities further declined in the second quarter of 2008, we performed additional impairment tests of our goodwill and other long-lived assets. As a result of these tests, we recognized a non-cash goodwill impairment charge of $660.2 million during the three months ended June 30, 2008. Subsequent to this impairment charge, we have no recorded goodwill at June 30, 2008.

(3)
On June 25, 2008, RHD completed an exchange of its senior notes and senior discount notes for new senior notes ("debt exchanges"). Please refer to our Current Report on Form 8-K filed on June 25, 2008 for additional information. The debt exchanges have been accounted for as an extinguishment of debt, resulting in a gain of approximately $161.3 million, representing the difference between the accreted value or par value, as applicable, of the former senior notes and senior discount notes and the new senior notes of $172.8 million, offset by the write-off of unamortized deferred financing costs of $11.5 million associated with the former senior notes and senior discount notes.

(4)
EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three months ended June 30, 2008 and 2007 includes charges of $5.5 million and $7.5 million, respectively, for stock-based compensation in accordance with SFAS No. 123 (R), Share-Based Payment ("SFAS No. 123 (R)"). EBITDA for the six months ended June 30, 2008 and 2007 includes charges of $16.3 million and $21.5 million, respectively, for stock-based compensation in accordance with SFAS No. 123 (R). As a result of purchase accounting required by GAAP, we recorded the deferred directory costs related to Qwest directories that were scheduled to publish subsequent to the Dex Media Merger at their fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directories, plus (c) a normal profit margin.

We refer to this purchase accounting entry as “cost uplift.” Net income - GAAP and EBITDA for the three and six months ended June 30, 2007 includes approximately $7.6 million and $24.6 million, respectively, of cost uplift associated with the Dex Media transaction. Net loss - GAAP and EBITDA for the three and six months ended June 30, 2008 includes approximately $1.2 million and $3.2 million, respectively, of restricted stock unit expense related to the Business.com Acquisition, of which $1.2 million and $3.5 million, respectively, has been paid in cash during the period. Net loss - GAAP and EBITDA for the three and six months ended June 30, 2008 includes approximately $4.6 million of restructuring costs, of which $1.5 million has been paid in cash during the period. EBITDA for the six months ended June 30, 2007 also excludes recoveries and other purchase accounting adjustments related to bad debt expense previously charged to goodwill of $3.3 million, related to Qwest directories acquired in the Dex Media transaction.

(5)
As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair value. Adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt. As a result of the amendment of the RHDI Credit Facility and the refinancing of the former Dex Media West credit facility on June 6, 2008, the existing interest rate swaps associated with these two debt arrangements are no longer highly effective in offsetting changes in cash flows. Accordingly, these interest rate swaps became ineffective on June 6, 2008 and cash flow hedge accounting treatment under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) is no longer permitted. Interest expense for the three and six months ended June 30, 2008 includes a non-cash charge of $42.9 million resulting from the reclass of amounts previously charged to accumulated other comprehensive loss related to these interest rate swaps. Interest expense for the three and six months ended June 30, 2008 includes the write-off of unamortized deferred financing costs of $2.2 million associated with the refinancing of the former Dex Media West credit facility and portions of the amended RHDI Credit Facility, which have been accounted for as extinguishments of debt. Adjusted interest expense eliminates these one time charges to interest expense.

(6)
Net debt - GAAP represents total debt less cash and cash equivalents on the respective date. Net debt – excluding fair value adjustments represents net debt – GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt noted in footnote 5 above. The unamortized fair value adjustment at June 30, 2008 is $95.2 million.

(7)
Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. 2007 pro forma advertising sales assumes the Business.com Acquisition occurred on January 1, 2007.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.